EXHIBIT 24.1

                         POWER OF ATTORNEY OF DIRECTORS

KNOW BY ALL PERSONS BY THESE PRESENTS:

         Each of the undersigned hereby constitutes and appoints the President, the Vice President and Chief Financial Officer, the Vice President and General Counsel and the Treasurer of Watkins-Johnson Company and each of them with the power to act alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign (either manually or by use of said person's "Personal Identification Number" issued by the United States Securities and Exchange Commission) a Registration Statement or Registration Statements on Form S-8 relating to shares of common stock of Watkins-Johnson Company and interests issuable under the various employee benefit plans of Watkins-Johnson Company, and any and all amendments of any such Registration Statements, including without limitation post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he or she might do or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof.

         This power of attorney shall expire on December 31, 2000.

         Executed on this 30th day of September, 1996.


 /s/ Dean a. Watkins                        /s/ Raymond F. O'Brien
------------------------                   ----------------------------
    Dean A. Watkins                           Raymond F. O'Brien


 /s/ H. Richard Johnson                     /s/ Dr. William R. Graham
------------------------                   ----------------------------
    H. Richard Johnson                        Dr. William R. Graham


 /s/ W. Keith Kennedy, Jr.                  /s/ Robert L. Prestel
------------------------                   ----------------------------
    W. Keith Kennedy, Jr.                     Robert L. Prestel


 /s/ John J. Hartmann                       /s/ Gary M. Cusumano
------------------------                   ----------------------------
    John J. Hartmann                          Gary M. Cusumano

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